STIFEL FINANCIAL CORP.
Form 8-K Dated February 12, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 |(314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Record Fourth Quarter and Record Annual Results
Quarterly Revenue of $219.1 million, up 62%
Annual Revenue of $793.1 million up 68%
Record Quarterly and Annual Earnings and EPS
Twelfth Consecutive Year of Increased Net Revenues

St. Louis, Missouri - February 12, 2008 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $13.8 million, or $0.77 per diluted share, on revenue of $219.1 million for the quarter ended December 31, 2007. For the comparable quarter of 2006, net income was $7.2 million, or $0.51 per diluted share, on revenue of $135.2 million. For the year ended December 31, 2007, we posted net income of $32.2 million, or $1.88 per diluted share, on revenue of $793.1 million, compared with $15.4 million, or $1.11 per diluted share, on revenue of $471.4 million, for the same period one year earlier.

At December 31, 2007, our equity was $424.6 million, resulting in book value per share of $27.54.

After adjusting for acquisition related charges, non-GAAP net income, our "Core earnings", and non-GAAP earnings per diluted share were $20.5 million and $1.14, respectively for the fourth quarter of 2007 compared to 2006 fourth quarter non-GAAP earnings of $11.8 million and non-GAAP earnings per diluted share of $0.84. For the year ended December 31, 2007, non-GAAP net income and non-GAAP earnings per diluted share, were $66.8 million and $3.90 per diluted share, respectively, compared to $39.6 million or $2.85 per diluted share for the year ended December 31, 2006. A reconciliation between our GAAP results and non-GAAP measures is included.

The 2007 fourth quarter and year to date GAAP and non-GAAP results includes an after tax gain of approximately $0.10 per diluted share for the extinguishment of $10.0 million of 6.78% Stifel Financial Capital Trust IV Cumulative Trust Preferred Securities in December 2007. The 2006 year to date GAAP and non-GAAP results includes an after tax gain of approximately $0.16 per diluted share for the gain on the Company's New York Stock Exchange membership seat.

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From		Year Ended		Change
	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006	12/31/2007	12/31/2006	Percent
Total Revenues	$ 219,122	$ 190,839	$ 135,205	15%	62%	$ 435,711	$ 231,364	88%
Net Revenues	$ 212,186	$ 182,983	$ 129,793	16%	63%	238,064	150,038	59%
Non-GAAP Net Income (1)	$ 20,491	$ 14,266	$ 11,849	44%	73%	64,867	53,570	21%
Net Income	$ 13,835	$ 8,058	$ 7,233	72%	91%	4,800	0	n/a
Per Share Information
	Three Months Ended			Percent Change From		Year Ended		Change
	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006	12/31/2007	12/31/2006	Percent
Non-GAAP Earnings Per Share: Diluted (1)	$ 1.14	$ 0.80	$ 0.84	43%	36%	$ 3.90	$ 2.85	37%
Earnings Per Share: Diluted	$ 0.77	$ 0.45	$ 0.51	71%	51%	$ 1.88	$ 1.11	69%
Weighed average common equivalent share Computations: Diluted shares	18,022	17,877	14,057	1%	28%	17,149	13,909	23%
(1) See "Reconciliation of Core Earnings" table

Business Highlights

Annual Highlights

    Record net revenue of $763.1 million, a 69% increase for 2007 as compared to 2006, making 2007 the twelfth consecutive year of record net revenues.

    Record GAAP net income of $32.2 million, or $1.88 per diluted share, a 108% increase for 2007 as compared to 2006.

    Book value per common share increased 49% to $27.54 in 2007.

    Record Core net income of $66.8 million, or $3.90 per diluted share, a 69% increase for the year as compared to 2006.

    Our Private Client Group ("PCG"), and Equity Capital Markets ("ECM"), achieved record revenue and profits for the year ended December 31, 2007.

    Our Fixed Income Capital Markets achieved record revenues in 2007, increasing 21%.

    Investment banking revenue increased 104% to $169.4 million.

    Asset management and service fees increased 76% to $101.6 million.

    For the year ended December 31, 2007, utilizing Core earnings, pretax margin was 14%.

    For the year ended December 31, 2007, utilizing Core earnings, return on average equity was 18%.

Quarterly Highlights

    Record net revenue of $212.2 million a 63% increase over the prior year fourth quarter and 16% from the third quarter.

    Record GAAP net income of $13.8 million, or $0.77 per diluted share, a 91% increase over the prior year fourth quarter and 72% from the third quarter.

    Record Core net income of $20.5 million, or $1.14 per diluted share, a 73% increase over the prior year fourth quarter and a 44% increase from the third quarter.

    Commission and principal transactions increased $61.5 million, 80% over the previous year fourth quarter.

    Asset management and service fees increased 92% to $29.6 million as compared to the prior year fourth quarter.

    For the three months ended December 31, 2007, utilizing Core earnings, pretax margin was 16%.

    For the three months ended December 31, 2007, utilizing Core earnings, annualized return on average equity was 20%.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Despite the well chronicled difficult environment for financial services companies, we recorded record quarterly and annual results.  2007 marked our 12th consecutive year of record net revenue and all of our business segments achieved record revenue for the year.  Since 2002, through the end of 2007, Stifel Financial's share price has had a compound annual growth rate of 45% as compared to 13% for the S&P 500.  The talent of our people and their focus on our clients were the primary drivers of these results.  Looking forward, our Company is very well positioned to continue to deliver superior returns to our shareholders."

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	12/31/2007	% of Net revenue	9/30/2007	% of Net revenue	12/31/2006	% of Net revenue	9/30/2007	12/31/2006
Commissions	$ 90,584	42.7%	$ 82,917	45.3%	$ 54,245	41.8%	9%	67%
Principal transactions	47,670	22.5%	31,711	17.3%	22,515	17.3%	50%	112%
Investment banking	31,449	14.8%	30,966	16.9%	31,682	24.4%	2%	-1%
Asset management and service fees	29,592	13.9%	27,108	14.8%	15,416	11.9%	9%	92%
Other	4,127	2.0%	2,165	1.3%	1,287	1.0%	91%	221%
Total operating revenues	203,422	95.9%	174,867	95.6%	125,145	96.4%	16%	63%
Interest revenue	15,700	7.4%	15,972	8.7%	10,060	7.8%	-2%	56%
Total revenues	219,122	103.3%	190,839	104.3%	135,205	104.2%	15%	62%
Less: Interest expense	6,936	3.3%	7,856	4.3%	5,412	4.2%	-12%	28%
Net revenues	212,186	100.0%	182,983	100.0%	129,793	100.0%	16%	63%
Non-Interest Expenses
Employee compensation and benefits	141,758	66.8%	126,652	69.2%	91,158	70.2%	12%	56%
Occupancy and equipment rental	17,029	8.0%	14,492	7.9%	8,204	6.3%	18%	108%
Communication and office supplies	11,052	5.2%	11,528	6.3%	7,238	5.6%	-4%	53%
Commissions and floor brokerage	2,675	1.3%	2,527	1.4%	1,417	1.1%	6%	89%
Other operating expenses	16,579	7.8%	14,512	7.9%	9,404	7.3%	14%	76%
Total non-interest expenses	189,093	89.1%	169,711	92.7%	117,421	90.5%	11%	61%
Income before income taxes	23,093	10.9%	13,272	7.3%	12,372	9.5%	74%	87%
Provision for income taxes	9,258	4.4%	5,214	2.8%	5,139	4.0%	78%	80%
Net income	$ 13,835	6.5%	$ 8,058	4.4%	$ 7,233	5.6%	72%	91%
Per Share information
Earnings Per Share:
Basic	$ 0.92		$ 0.54		$ 0.63		70%	46%
Diluted	$ 0.77		$ 0.45		$ 0.51		71%	51%
Weighted average common equivalent shares:
Basic shares	15,089		14,929		11,507		1%	31%
Diluted shares	18,022		17,877		14,057		1%	28%
Statistical Information
Stockholders' Equity (in thousands)	$ 424,637	$ 406,646			$ 220,265		4%	92%
Book Value Per Share	$ 27.54	$ 27.12			$ 18.53		1%	48%
Total Assets (in thousands)	$ 1,489,534	$1,517,826			$ 1,084,774		-2%	37%
Investment Executives	966	959			556		1%	74%
Full-Time Employees	2,834	2,721			1,801		4%	57%
Locations	175	174			135		1%	30%
Total Client Assets (in thousands)	$ 59,299,000	$ 61,120,000			$35,446,000		-3%	67%

	Years Ended
Net Revenues	12/31/2007	% of Net Revenues	12/31/2006	% of Net Revenues	% Change
Commissions	$ 315,514	41.3%	$ 199,056	44.1%	59%
Principal transactions	139,248	18.2%	86,365	19.1%	61%
Investment banking	169,413	22.2%	82,856	18.3%	104%
Asset management and service fees	101,610	13.3%	57,713	12.8%	76%
Other	8,234	1.2%	9,594	2.1%	-14%
Total operating revenues	734,019	96.2%	435,584	96.4%	69%
Interest revenue	59,071	7.7%	35,804	7.9%	65%
Total revenues	793,090	103.9%	471,388	104.3%	68%
Less: Interest expense	30,025	3.9%	19,581	4.3%	53%
Net revenues	763,065	100.0%	451,807	100.0%	69%
Non-Interest Expenses
Employee compensation and benefits	543,021	71.2%	329,703	73.0%	65%
Occupancy and equipment rental	57,796	7.6%	30,751	6.8%	88%
Communication and office supplies	42,355	5.5%	26,666	5.9%	59%
Commissions and floor brokerage	9,921	1.3%	6,388	1.4%	55%
Other operating expenses	56,126	7.3%	31,930	7.1%	76%
Total non-interest expenses	709,219	92.9%	425,438	94.2%	67%
Income before income taxes	53,846	7.1%	26,369	5.8%	104%
Provision for income taxes	21,676	2.8%	10,938	2.4%	98%
Net income	$ 32,170	4.2%	$ 15,431	3.4%	108%
Per Share information
	12/31/2007	12/31/2006			% Change
Earnings Per Share:
Basic	$ 2.22	$ 1.34			66%
Diluted	$ 1.88	$ 1.11			69%
Weighted average common equivalent shares
Basic shares	14,503	11,513			26%
Diluted shares	17,149	13,909			23%

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From		Year Ended		Change
Net Revenues	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006	12/31/2007	12/31/2006	Percent
Private Client	$ 119,260	$ 112,650	$ 63,990	6%	86%	$ 435,711	$ 231,364	88%
Equity capital markets	59,421	47,703	44,152	25%	35%	238,064	150,038	59%
Fixed income capital markets	23,794	15,962	17,636	49%	35%	64,867	53,570	21%
Banking	1,871	1,839	0	2%	n/a	4,800	0	n/a
Other	7,840	4,829	4,015	62%	95%	19,623	16,835	17%
Total net revenues	$ 212,186	$ 182,983	$ 129,793	16%	63%	$ 763,065	$ 451,807	69%
Operating Contribution
Private Client	$ 27,484	$ 23,401	$ 14,118	17%	95%	$ 95,353	$ 50,218	90%
Equity capital markets	10,213	8,499	7,628	20%	34%	52,658	31,959	65%
Fixed income capital markets	4,785	2,133	4,745	124%	1%	8,191	10,620	-23%
Banking	347	369	0	-6%	n/a	990	0	n/a
Other/unallocated overhead	(19,736)	(21,130)	(14,119)	n/a	n/a	(103,346)	(66,428)	n/a
Income before income taxes	$ 23,093	$ 13,272	$ 12,372	74%	87%	$ 53,846	$ 26,369	104%
Segment Data
Private Client Group Segment (in thousands)
Revenues:
Commissions and principal transactions	$ 81,929	$ 71,766	$ 40,873	14%	100%	$ 281,350	$ 152,059	85%
Investment banking	4,705	10,068	5,815	-53%	-19%	40,071	13,294	201%
Asset management and service fees	29,578	26,833	15,407	10%	92%	101,128	57,657	75%
Net interest & other	3,048	3,983	1,895	-23%	61%	13,162	8,354	58%
Total Net Revenue	119,260	112,650	63,990	6%	86%	435,711	231,364	88%
Non-interest expenses:
Employee compensation & benefits	72,151	72,177	39,993	0%	80%	274,115	144,390	90%
Other non-interest expenses	19,625	17,072	9,879	15%	99%	66,243	36,756	80%
Total non-interest expenses	91,776	89,249	49,872	3%	84%	340,358	181,146	88%
Income before income taxes	$ 27,484	$ 23,401	$ 14,118	17%	95%	$ 95,353	$ 50,218	90%
Ratios to Net Revenues
Employee compensation & benefits	61%	64%	63%			63%	62%
Other non-interest expenses	17%	15%	15%			15%	16%
Net Margins	23%	21%	22%			22%	22%
Equity Capital Markets Segment (in thousands)
Revenues:
Commissions and principal transactions	$ 35,100	$ 31,020	$ 24,237	13%	45%	$ 120,204	$ 91,547	31%
Capital raising	7,850	7,641	12,342	3%	-36%	45,371	20,105	126%
Advisory fees	16,322	9,017	7,305	81%	123%	71,555	37,128	93%
Investment banking	24,172	16,658	19,647	45%	23%	116,926	57,233	104%
Other	149	25	268	496%	-44%	934	1,258	-26%
Total Net Revenue	59,421	47,703	44,152	25%	35%	238,064	150,038	59%
Non-interest expenses:
Employee compensation & benefits	38,099	28,235	27,750	35%	37%	143,718	87,840	64%
Other non-interest expenses	11,109	10,969	8,774	1%	27%	41,688	30,239	38%
Total non-interest expenses	49,208	39,204	36,524	26%	35%	185,406	118,079	57%
Income before income taxes	$ 10,213	$ 8,499	$ 7,628	20%	34%	$ 52,658	$ 31,959	65%
Ratios to Net Revenues
Employee compensation & benefits	64%	59%	63%			60%	59%
Other non-interest expenses	19%	23%	20%			18%	20%
Net Margins	17%	18%	17%			22%	21%
Fixed Income Capital Markets Segment (in thousands)
Revenues:
Commissions and principal transactions	$ 21,225	$ 11,840	$ 11,652	79%	82%	$ 53,164	$ 41,816	27%
Investment banking	2,571	4,241	6,220	-39%	-59%	12,647	12,330	3%
Other	(2)	(119)	(236)	N/A	N/A	(944)	(576)	N/A
Total Net Revenue	23,794	15,962	17,636	49%	35%	64,867	53,570
Non-interest expenses:
Employee compensation & benefits	15,804	10,576	10,638	49%	49%	44,427	33,163	34%
Other non-interest expenses	3,205	3,253	2,253	-1%	42%	12,249	9,787	25%
Total non-interest expenses	19,009	13,829	12,891	37%	47%	56,676	42,950	32%
Income before income taxes	$ 4,785	$ 2,133	$ 4,745	124%	1%	$ 8,191	$ 10,620	-23%
Ratios to Net Revenues
Employee compensation & benefits	66%	66%	60%			69%	62%
Other non-interest expenses	13%	20%	13%			19%	18%
Net Margins	20%	13%	27%			13%	20%

Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share that are adjusted in the manner presented below as an additional measure to aid in understanding and analyzing our financial results for the three months and year ended December 31, 2007. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance. The non-GAAP amounts exclude net revenues, compensation expense, and operating expenses associated with the LM Capital Markets and Ryan Beck acquisitions, principally stock based awards offered to key associates of the LM Capital Markets in January 2006 and the acceleration of vesting of the Ryan Beck deferred compensation plans in June 2007.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net revenues, compensation and benefits operating expenses, income before income taxes, income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant stock based awards and other share-based compensation in the future. We do not expect to make such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock units in connection with our LM Capital Markets acquisition or conversion of the Ryan Beck deferred compensation plan and accelerated vesting of that plan.

The following provides details with respect to reconciling net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share on a GAAP basis for the three months and year ended December 31, 2007 to the aforementioned captions on a non-GAAP basis in the same respective period.

Stifel Financial Corp.
Reconciliation of Core Earnings (Unaudited)
($ In Thousands)
	Three Months Ended December 31, 2007					Three Months Ended December 31, 2006
	GAAP	Acquisition Related		Core Business	% of Revenue	GAAP	Acquisition Related		Core Business	% of Revenue
Revenue
Net Revenue	$212,186	($26)	a	$212,160	100%	$129,793	$1	a	$129,794	100%
Non Interest Expenses
Compensation and Benefits	141,758	(8,740)	b	133,018	63%	91,158	(7,439)	b	83,719	65%
Operating Expenses	47,335	(1,160)	c	46,175	22%	26,263	(390)	d	25,873	20%
Total non-interest expenses	189,093	(9,900)		179,193	85%	117,421	(7,829)		109,592	85%
Income before income taxes	23,093	9,874		32,967	15%	12,372	7,830		20,202	15%
Provision for income taxes	9,258	3,218	f	12,476	6%	5,139	3,214	f	8,353	6%
Net income	$13,835	$6,656	g	$20,491	9%	$7,233	$4,616	g	$11,849	9%
Compensation Ratios (h)	67%			63%		70%			65%
Annualized return on average equity (k)	13%			20%		13%			22%
Pretax Margin (i)	11%			16%		10%			16%
Earnings per share-Diluted (j)	$0.77	$0.37		$1.14		$0.51	$0.33		$0.84

	Year Ended December 31, 2007					Year Ended December 31, 2006
	GAAP	Acquisition Related		Core Business	% of Revenue	GAAP	Acquisition Related		Core Business	% of Revenue
Revenue
Net Revenue	$763,065	$304	a	$763,369	100%	$451,807	154	a	$451,961	100%
Non Interest Expenses
Compensation and Benefits	543,021	(49,113)	e	493,908	65%	329,703	(39,760)	b	289,943	63%
Operating Expenses	166,198	(7,358)	c	158,840	21%	95,735	(1,475)	d	94,260	22%
Total non-interest expenses	709,219	(56,471)		652,748	86%	425,438	(41,235)		384,203	85%
Income before income taxes	53,846	56,775		110,621	14%	26,369	41,389		67,758	15%
Provision for income taxes	21,676	22,157	f	43,833	6%	10,938	17,230	f	28,168	6%
Net income	$32,170	$34,618	g	$66,788	8%	$15,431	$24,159	g	$39,590	9%
Compensation Ratios (h)	71%			65%		73%			64%
Return on average equity (k)	9%			18%		8%			20%
Pretax Margin (i)	7%			14%		6%			15%
Earnings per share-Diluted (j)	$1.88	$2.02		$3.90		$1.11	$1.74		$2.85

  The adjustment represents the pre-tax revenue for recognition of pre-acquisition investment banking backlog.

  The adjustment represents the pre-tax expense with respect to the amortization of the stock based awards and compensation above standard performance based compensation awarded to LM Capital Markets associates in January 2006.

  The adjustment represents the pre-tax adjustment for operating expenses related to the LM Capital Markets and the Ryan Beck acquisitions.

  The adjustment represents the pre-tax adjustment for operating expenses related to the LM Capital Markets.

  The adjustment represents the pre-tax adjustment for the amortization of the stock based awards and compensation above standard performance based compensation awarded to the LM Capital Markets associates and compensation expenses principally for the acceleration of the vesting for Ryan Beck deferred compensation plans.

  The adjustment to provision for income taxes represents the tax effect resulting from the addition or deductions from a-e above.

  The adjustment to net income is the after-tax adjustments for items a-e above.

  The three months and years ended December 31, 2007 and 2006 compensation ratios were calculated by dividing compensation and benefits by net revenues.

  The three months and years ended December 31, 2007 and 2006 pre-tax margins were calculated by dividing income before income taxes expense by net revenues.

  The diluted weighted average of common equivalent shares outstanding were not adjusted.

  The three months and years ended December 31, 2007 and 2006 annualized return on average equity were calculated by dividing net income by average equity.

Statement of Financial Condition

Total assets increased 37% to $1.5 billion from $1.1 billion at December 31, 2006, principally as a result recent acquisitions. Total stockholders' equity increased $204.4 million, or 93%, to $424.6 million. The increase in equity exceeded net income due to the amortization of stock-based awards and the acquisition of Ryan Beck and the resultant increase in net book value, partially offset by repurchase of common stock for treasury.

Conference Call Information

Stifel Financial Corp. will hold a conference call Tuesday, February 12, 2008, at 1:00 p.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call. The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 172 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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